COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: EWorld Interactive, Inc.

DOCUMENT NUMBER: P98000062582

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Joseph L. Pittera, Esq.
Name of Contact Person

Law Offices of Joseph L. Pittera
Firm/ Company

2214 Torrance Boulevard, Suite 101
Address

Torrance, California 90501
City/ State and Zip Code

jpitteralaw@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Joseph L. Pittera, Esq. at (310) 328-3588
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☑ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

EWorld Interactive, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P98000062582
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Green Energy Renewable Solutions, Inc.
The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If AMENDING the Officers and/or Directors, please list all officers/directors of the corporation as you now want the record to be. Please indicate the title(s), name and address for each officer/director.
(Our database can index up to 6 officers/directors. If you have more than 6 officers/directors, please list them on an additional sheet.)

Title(s)	Name	Address
1) Mr	Joseph Durant	450 West Fourth Street Royal Oak, MI 48067
2) Mr.	Dan Garman	450 West Fourth Street Royal Oak, MI 48067
3) Mr.	Frank O'Donnell	2580 Anthem Village Drive Henderson, NV 89052
4)		
5)		
6)		

If REMOVING an officer and/or director, please list the title(s) and name of the officer/director to be removed:

Title(s)	Name	Title(s)	Name
1)		4)	
2)		5)	
3)		6)	

E. **If amending or adding additional Articles, enter change(s) here**:
(*attach additional sheets, if necessary*). (*Be specific*)

Article IV Capital Stock is amended to read as follows: This Corporation is authorized to issue one hundred and fifty million (155,000,000) shares, consisting of one hundred and fifty million (150,000,000) shares designated as "Common Stock," Par Value $0.001 and five million shares (5,000,000) designated as "Preferred Stock," Par Value $0.001. Each Common Share issued and outstanding shall be entitled to one vote and the Preferred Shares shall be designated by the Board of Directors. The Corporation is authorized to conduct a five to 1 (5:1) reverse split of the i Shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: October 05, 2011

Effective date if applicable: December 6, 2011
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 12, 2011

Signature Gerry Shirren
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Gerry Shirren
(Typed or printed name of person signing)

Director, Secretary and Chief Financial Officer
(Title of person signing)